EXHIBIT 5.1
OPINION OF
WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
[WILSON SONSINI GOODRICH & ROSATI,
PROFESSIONAL CORPORATION LETTERHEAD]
April 11, 2007
LSI Logic Corporation
1621 Barber Lane
Milpitas, California 95035
     RE: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 8,213,204 shares (the “Shares”) of your common stock for issuance under various equity plans formerly administered by Agere Systems Inc. (collectively, the “Plans”). The Shares are issuable in connection with your assumption of outstanding equity awards under the Plans pursuant to the Agreement and Plan of Merger by and among you, Agere Systems Inc. and Atlas Acquisition Corp., dated as of December 3, 2006 (the “Merger Agreement”).
     As your legal counsel, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans. It is our opinion that, when issued in the manner referred to in and pursuant to the Plans and the Merger Agreement, the Shares will be legally and validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation